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                                                                    EXHIBIT 99.4

                       LEAP WIRELESS INTERNATIONAL, INC.

                            OFFER TO EXCHANGE THEIR
   12 1/2% SENIOR NOTES DUE 2010 AND 14 1/2% SENIOR DISCOUNT NOTES DUE 2010,
                           WHICH HAVE BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                            FOR ANY AND ALL OF THEIR
                 OUTSTANDING 12 1/2% SENIOR NOTES DUE 2010 AND
               OUTSTANDING 14 1/2% SENIOR DISCOUNT NOTES DUE 2010

To Our Clients:

     Enclosed for your consideration is a Prospectus dated
                     , 2000 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Leap Wireless International, Inc. (the "Issuer"), to exchange up to $225,000,000 in aggregate principal amount of their 12 1/2% Senior Notes due 2010 and up to $668,000,000 in aggregate principal amount at maturity of their 14 1/2 % Senior Discount Notes due 2010 (together, the "Exchange Notes") for up to $225,000,000 in aggregate principal amount of their outstanding 12 1/2% Senior Notes due 2010 and up to $668,000,000 in aggregate principal amount at maturity of their outstanding 14 1/2% Senior Discount Notes due 2010 (together, the "Notes") that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

     The material is being forwarded to you as the beneficial owner of Notes carried by us for your account or benefit but not registered in your name. A tender of any Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Notes in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all of the Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Notes.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON              , 2000, UNLESS EXTENDED (THE "EXPIRATION
DATE"). Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

     Your attention is directed to the following:

     1. The Exchange Offer is for the exchange of $1,000 principal amount at maturity of the Exchange Notes for each $1,000 principal amount at maturity of the Notes. $225,000,000 aggregate principal amount of the
        Senior Notes was outstanding as of              , 2000 and $668,000,000
        aggregate principal amount at maturity of the Senior Discount Notes was
        outstanding as of              , 2000. The terms of the Exchange Notes
        are substantially identical (including principal amount, interest rate, maturity and ranking) to the terms of the Notes, except that the Exchange Notes (i) are not subject to certain restrictions on transfer applicable to the Notes and (ii) are not entitled to certain registration rights which are applicable to the Notes under a registration rights agreement among the Issuer, Morgan Stanley & Co. Incorporated and certain other placement agents.
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     2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS, SEE "THE EXCHANGE
        OFFER -- CERTAIN CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

     3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New
        York City time, on              , 2000, unless extended.

     4. The Issuer has agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.

     5. Any transfer taxes incident to the transfer of Notes from the tendering Holder to the Issuer will be paid by the Issuer, except as provided in the Prospectus and the Letter of Transmittal.

     The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish to have us tender any or all of your Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO TENDER NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein in connection with the Exchange Offer of the Issuer relating to the Notes, including the Prospectus and the Letter of Transmittal.

     This form will instruct you to exchange the aggregate principal amount of Notes indicated below (or, if no aggregate principal amount is indicated below, all Notes) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.

     Aggregate Principal Amount of Senior Notes to be exchanged $______.*

     Aggregate Principal Amount of Senior Discount Notes to be exchanged $____.*

     *I (we) understand that if I (we) sign these instruction forms without indicating an aggregate principal amount of Note(s) in the space above, all Notes held by you for my (our) account will be exchanged.

Signature:_____________________________________________________________________
                             (Please Type or Print)

Capacity:______________________________________________________________________
                                  (Full Title)

Name:__________________________________________________________________________

Address:_______________________________________________________________________
                              (Including Zip Code)

Area Code and Telephone Number:________________________________________________

Taxpayer Identification or
Social Security Number_________________________________________________________

Date:__________________________________________________________________________